UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2013
Date of Report (Date of earliest event reported)

TRUCEPT INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29895	90-0749326
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1100 Quail Street, Suite 100, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

(858) 798-1644
Registrant's telephone number, including area code

SMART-TEK SOLUTIONS INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosures.

The Company has been engaged in a dispute with the Internal Revenue Service (“IRS”) regarding amounts owed to the government for past Federal income tax withholding which the IRS has tied into a dispute regarding what they claim are alter ego entities. Trucept Inc. has strongly disagreed through legal counsel. However, on April 16, 2013 the IRS issued a one-time levy on the Company’s bank accounts and sent Notice of Levy statements to some clients. In addition, the Company lost a significant amount of business as result of its workers compensation insurance company exiting the California market.

The Company intends to maintain its remaining operations and build from that point. In the meantime the Company legal counsel is filing appropriate appeals on the IRS action.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ Brian Bonar	Date
Brian Bonar
Chief Executive Officer,	April 24, 2013